Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics, Inc. (CTI) Announces Closing

and Effectiveness of Previously Announced Agreements

with Novartis

Oct. 19, 2006 Seattle—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTAX: CTIC) announced today that it received the required antitrust regulatory clearance for and has closed on the Securities Purchase Agreement announced on September 18, 2006 between CTI and Novartis Pharma AG. In addition, the License and Co-Development between CTI and Novartis International Pharmaceutical Ltd. previously announced on September 18, 2006 became effective upon receipt of the required antitrust regulatory clearance.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.cticseattle.com.

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Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

Susan Callahan

T: 206.272.4472

F: 206.272.4434

E: media@ctiseattle.com

www.cticseattle.com/media.htm

Investors Contact:

Cell Therapeutics, Inc.

Leah Grant

T: 206.282.7100

F: 206.272.4434

E: invest@ctiseattle.com

www.cticseattle.com/investors.htm